Exhibit 21

Q.E.P. Co., Inc., a Delaware corporation, owns 100% of the issued and outstanding shares of stock/units of the following entities, except as noted below:

1.	Roberts Consolidated Industries, Inc., a Delaware corporation, which owns 100% of the issued and outstanding shares of stock units of the following entities:

(i)	Roberts Capitol, Inc., a Florida corporation

(ii)	Roberts Company Canada Limited, an Ontario, Canada corporation

(iii)	Roberts Holding International, Inc., a Delaware corporation

(iv)	Roberts Japan KK (Inactive)

2.	Q.E.P.-O’Tool, Inc. (Inactive), a California corporation

3.	Boiardi Products Corporation, an Ohio corporation

4.	Marion Tool Corporation (Inactive), an Indiana corporation, which owns 100% of the issued and outstanding shares of stock of the following entity:

(i)	Westpoint Foundry, Inc. (Inactive), an Indiana corporation

5.	Q.E.P. Stone Holdings, Inc., a Florida corporation

6.	Q.E.P. Zocalis Holding L.L.C., a Delaware limited liability company, which owns 95% or more of the issued and outstanding shares of stock/units of the following entity (Lewis Gould owns the remaining issued and outstanding shares):

(i)	Zocalis S.R.L., an Argentinean entity (Lewis Gould owns .1%)

7.	QEP-California, Inc., a California corporation

8.	Q.E.P. Nevada, Inc. (Inactive), a Nevada entity (formerly Q.E.P. – O’Tool, a Nevada corporation)

9.	Q.E.P. Aust. Pty. Limited, an Australian entity, which owns 71% of the issued and outstanding shares of stock/units of the following entity (Q.E.P. Co., Inc. owns the remaining issued and outstanding shares):

(i)	Q.E.P. Co. Aust. Pty. Ltd (Inactive), an Australian entity

10.	Q.E.P. Holding B.V., a Holland entity, which owns 100% of the issued and outstanding shares of stock of the following entity:

(i)	Roberts Holland B.V., which owns 100% of the issued and outstanding shares of stock/units of the following entities:

(a)	Roberts S.A.R.L. (Inactive), a French entity, which owns 100% of the issued and outstanding shares of stock of the following entity:

(1)	Roberts Distribution S.A.R.L. (Inactive), a French entity

(b)	Roberts Deutschland GmbH (Inactive), a German entity

(c)	Q.E.P. Roberts Ireland Limited, an Ireland entity

11.	Q.E.P. Co. N. Z. Limited, a New Zealand entity

12.	Q.E.P. Co. U.K. Limited, a United Kingdom Company, which owns 100% of the issued and outstanding shares of stock of the following entity:

(i)	Vitrex Limited, a United Kingdom Company, which owns 100% of the issued and outstanding shares of stock of the following entity:

(a)	Roberts U.K. Limited, a United Kingdom entity

13.	QEP Roberts Mexicana, S. de R.L. de C.V., a Mexican entity

14.	Q.E.P. Co., HK Limited, a Hong Kong entity

15.	Harmony Depot Trading Shanghai Company Limited, a Peoples Republic of China entity

16.	PRCI S.A.S., a French entity

17.	Q.E.P. Holdings Chile Limitada, a Chilean entity (Lewis Gould owns 1%)

(i)	Q.E.P. Chile Limitada, a Chilean entity (Lewis Gould owns 1%)

18.	Q.E.P. Peru S.A.C., a Peruvian entity (.2% owned by Roberts Consolidated Industries, Inc.)